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                                                                     Exhibit 8.2

                              __________, 2000

Silknet Software, Inc.
50 Phillippe Cote Street
Manchester, NH  03101

Ladies and Gentlemen:

     This opinion is being delivered to you in connection with (i) the Agreement and Plan of Reorganization (the "Agreement"), dated as of February 6, 2000, by and among Kana Communications, Inc., a Delaware corporation ("Kana"), Pistol Acquisition Corp. ("Merger Sub"), a Delaware corporation wholly-owned by Kana, and Silknet Software, Inc., a Delaware corporation ("Silknet"), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement"). Pursuant to the Agreement, Merger Sub will merge with and into Silknet (the "Merger"), and Silknet will become a wholly-owned subsidiary of Kana. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as legal counsel to Silknet in connection with the Merger. As such, and for purposes of rendering this opinion, we have reviewed and are relying upon (without any independent investigation or examination thereof) the truth and accuracy, at all relevant times, of the facts, statements, descriptions, covenants, representations and warranties set forth in the Agreement, the Registration Statement and such other instruments and documents pertaining to the formation, organization and operation of Silknet, Kana and Merger Sub and to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have also assumed or obtained representations (and are relying thereon, without any independent investigation or examination thereof) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

     2. Any statement made in any of the documents referred to herein "to the knowledge of" or "to the best of the knowledge of" any person or party or similarly qualified is correct without such qualification.
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Silknet Software, Inc.
Page 2
_________, 2000


     3. The Merger will be consummated in accordance with the terms of the Agreement and without any waiver, breach or amendment of any provision thereof, and the Merger will be effective under applicable state laws.


     Based upon our examination of the foregoing items and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that, under current law, the statements regarding United States federal income tax considerations set forth under the heading "THE MERGER - Material Federal Income Tax Considerations" in the Registration Statement, insofar as they constitute statements of law or legal conclusions, although general in nature, are correct in all material respects. The United States federal income tax consequences of the Merger to a holder of Silknet common stock will, however, depend upon that holder's particular situation and we express no opinion as to the completeness of the discussion set forth in "THE MERGER - Material Federal Income Tax Considerations" as applied to any particular holder.

     This opinion represents and is based upon our judgment regarding the application of current federal income tax laws including the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, we can give no assurance that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     This opinion addresses only the matters set forth above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any Silknet stockholder who has provided or will provide services to Silknet, Kana or Merger Sub will have compensation income under any provision of the Code; (ii) the effects of any such compensation income, including but not limited to the effect upon the basis and holding period of the Kana common stock received by any such stockholder;
(iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or Sections 305, 306, 357, 424, and 708 of the Code, or the Treasury regulations promulgated thereunder; (iv) the corporate level tax consequences of the Merger to Kana, Merger Sub or Silknet, including without limitation the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of Silknet, after application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (v) the tax consequences of the Merger as applied to specific shareholders of Silknet or that may be relevant to particular classes of Silknet shareholders such as dealers in securities, foreign persons and holders of shares
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Silknet Software, Inc.
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acquired upon exercise of stock options or in other compensatory transactions;
(vi) the basis of any equity interest in Silknet acquired by Kana in the Merger;
(vii) the tax consequences of any transaction in which a right to acquire Silknet stock or Kana stock was received, or the effect of the Merger upon such tax consequences; (viii) the tax consequences of the Merger to holders of options, warrants or other rights to acquire Silknet stock; (ix) any state, local or foreign tax consequences of the Merger; or (x) whether the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code.

     No opinion is expressed as to any transaction other than the Merger as described in the Agreement (whether or not undertaken in connection with or in contemplation of the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any provision thereof or if any of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name under the heading, "THE MERGER --Material Federal Income Tax Considerations" in the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, as amended.

                                    Very truly yours,